Exhibit 99.1

PhotoMedex Announces Second Quarter 2003 Results

    MONTGOMERYVILLE, Pa.--(BUSINESS WIRE)--July 24, 2003--PhotoMedex, Inc. (Nasdaq:PHMD) today announced the results of their operations for the second quarter ended June 30, 2003.
    Revenues for the second quarter ended June 30, 2003 were $3,842,699, which represents an increase of approximately 11% over the first quarter of 2003. Included in these figures is $2,869,230 from operations of Surgical Laser Technologies, Inc. ("SLT"), a company acquired by PhotoMedex on December 27, 2002. Revenues for the quarter ended June 30, 2002 were $842,699 and reflect no revenues from SLT.
    The net loss for the quarter ended June 30, 2003 was $1,686,102, or $0.05 per diluted share. The net loss for the quarter ended June 30, 2002 was $2,303,267, or $0.09 per diluted share.
    The net loss for the six months ended June 30, 2003 was $3,360,430, or $0.10 per diluted share. The net loss for the six months ended June 30, 2002 was $4,431,741, or $0.18 per diluted share.
    As of June 30, 2003, the Company had cash and cash equivalents of $9,594,224.
    Jeffrey O'Donnell, PhotoMedex CEO and President, commented, "We are pleased with the continuing development of our domestic dermatology business. The number of XTRAC procedures performed in the quarter doubled from just under 4,000 in the first quarter to just over 8,000 in the second quarter. In the geographic areas where we have achieved success with the adoption rate of private insurance, our business model with practitioners appear to have been validated. However, there is still work to complete in this process, but to date the Company appears to be tracking to the milestones it had previously set. We are pleased that another clinical study has been completed and published in a peer review journal. This study, comparing psoriasis patients with failed topical treatments to the results obtained from excimer laser therapy, adds clinical support to the Company's claims of XTRAC benefits."
    Mr. O'Donnell further commented, "Our international XTRAC(R) business has recovered from the first quarter with the Company selling 10 XTRACs overseas in the second quarter versus 2 in the first quarter of this year. Our surgical procedures business continued to grow and revenue from procedures was up over 7% compared to the first quarter of this year. Our management team has integrated nicely as a result of the merger and is producing results as a single cohesive unit. The recently completed net financing of $9.5 million enables us to expand rapidly in parallel with the further adoption by private payers of excimer laser therapy and fuel the growth in the other areas of our business."
    We will hold a conference call today, Thursday, July 24, at 4:30 p.m. Eastern Daylight Savings Time, to discuss the Company's second quarter 2003 results.
    To participate in the conference call, dial 1.800.310.6649 (and confirmation code #645734) approximately 5 to 10 minutes prior to the scheduled start time. If you are unable to participate, a digital replay of the call will be available from Thursday, July 24, from 7:30 p.m. ET until midnight on Wednesday, July 30, by dialing
1.888.203.1112 and using confirmation code # 645734.
    The live broadcast of PhotoMedex, Inc.'s quarterly conference call will be available online by going to www.photomedex.com and clicking on the link to Investor Relations, and at www.streetevents.com. The online replay will be available shortly after the call at those sites.

    About PhotoMedex:

    PhotoMedex provides contract medical procedures to hospitals, surgi-centers and doctors' offices, offering a wide range of products and services across multiple specialty areas, including dermatology, urology, gynecology, orthopedics, and other surgical specialties. The company is a leader in the development, manufacturing and marketing of medical laser products and services.
    Some portions of the conference call, particularly those describing PhotoMedex' strategies, operating expense reductions and business plans, will contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1993, as amended, and Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While PhotoMedex is working to achieve those goals, actual results could differ materially from those projected in the forward-looking statements as a result of a number of factors, including difficulties in marketing its products and services, need for capital, competition from other companies and other factors, any of which could have an adverse effect on the business plans of PhotoMedex, its reputation in the industry or its results. In light of significant uncertainties inherent in forward-looking statements included herein and in the conference call, the inclusion of such information in the conference call should not be regarded as a representation by PhotoMedex or its subsidiaries that the forward looking statements will be achieved.


PHOTOMEDEX, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)



                      Three Months Ended         Six Months Ended
                           June 30,                  June 30,
                      2003        2002(a)       2003        2002(a)
                   ------------ ------------ ------------ ------------

Revenues            $3,842,699     $842,699   $7,316,176   $1,795,072

Cost of revenues     2,761,190      980,329    5,311,448    2,032,439
                   ------------ ------------ ------------ ------------
   Gross profit      1,081,509     (137,630)   2,004,728     (237,367)
                   ------------ ------------ ------------ ------------

Operating
 expenses:
  Selling, general
   and
   administrative    2,292,062    1,591,467    4,446,654    3,391,950
  Engineering and
   product
   development         465,134      579,196      877,066      801,421
                   ------------ ------------ ------------ ------------
                     2,757,196    2,170,663    5,323,720    4,193,371

  Loss before
   interest and
   other (expense)
   income,  net     (1,675,687)  (2,308,293)  (3,318,992)  (4,430,738)

Interest (expense)
 income, net           (10,415)       4,436      (41,438)       3,368
Other (expense)
 income, net                 -          590            -       (4,371)
                   ------------ ------------ ------------ ------------

Net loss           $(1,686,102) $(2,303,267) $(3,360,430) $(4,431,741)
                   ============ ============ ============ ============

Basic and diluted
 net loss per
 share                  $(0.05)      $(0.09)      $(0.10)      $(0.18)
                   ============ ============ ============ ============

Shares used in
 computing basic
 and diluted
  net loss per
   share            33,644,326   25,010,953   32,547,784   24,597,749
                   ============ ============ ============ ============


(a) PhotoMedex, Inc. acquired Surgical Laser Technologies, Inc.
("SLT") on December 27, 2002 and, as such, the operating results of SLT are not included in the above consolidated statement of operations for the three and six months ended June 30, 2002. In addition, the operating results for the periods ended June 30, 2002 have been reclassified to conform to the current period presentation.







PHOTOMEDEX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)


                                             June 30,    December 31,
                                               2003          2002
                                       -------------------------------
     Assets
Cash and cash equivalents                   $9,594,224     $4,008,051
Restricted cash, cash equivalents, and
short term investments                               -      2,000,000
Accounts receivable, net                     2,863,558      2,536,334
Inventories                                  4,684,398      5,055,783
Other current assets                           687,283        283,001
Property and equipment, net                  4,025,022      3,672,438
Other assets                                 3,862,684      3,957,597
                                       -------------------------------
     Total Assets                          $25,717,169    $21,513,204
                                       ===============================

     Liabilities and Stockholders'
      Equity
Accounts payable and accrued
 liabilities                                $3,135,777     $3,936,679
Other current liabilities                    1,607,817      1,368,277
Bank borrowings, and capital lease
 obligations                                 1,482,298      2,899,626
Stockholders' equity                        19,491,277     13,308,622
                                       -------------------------------
     Total Liabilities and
      Stockholders' Equity                 $25,717,169    $21,513,204
                                       ===============================

    CONTACT: PhotoMedex, Inc.
             Dennis McGrath, 215-619-3287
             Email: info@photomedex.com